UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

COLUMBIA SELIGMAN PREMIUM

TECHNOLOGY GROWTH FUND, INC.

(Name of Registrant as Specified in its Charter)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
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	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
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	4)	Date Filed:

Columbia Seligman Premium Technology Growth Fund, Inc.

225 Franklin Street

Boston, Massachusetts 02110

Toll-Free Telephone (866) 666-1532

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2021

This supplement (the “Supplement”) relates to the definitive proxy statement of Columbia Seligman Premium Technology Growth Fund, Inc. (the “Fund”) filed with the Securities and Exchange Commission on April 23, 2021 (the “Proxy Statement”) in connection with the Fund’s 11th Annual Meeting of Stockholders (the “Annual Meeting”) to be held in a virtual meeting format conducted exclusively online via live webcast on June 11, 2021 at 10:30 a.m., Eastern Time.

The Fund confirms that each incumbent Director named in the Proxy Statement has attended at least 75% of the meetings of the Board and each Committee on which such incumbent Director served that were held during 2020.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares you own, we urge you to vote by promptly signing, dating and returning your proxy card, or by authorizing your proxy by telephone or the Internet as described in your proxy card. You can also vote by attending the virtual meeting by visiting www.meetingcenter.io/239524748 at the Annual Meeting date and time.

If you have any questions or need additional information, please contact Georgeson LLC, the Fund’s proxy solicitor, at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, or by telephone at 1-888-566-8006.

This Supplement should be read together with the Proxy Statement. Except as specifically set forth above, this Supplement does not modify or update any other disclosure presented in the Proxy Statement and does not reflect any events occurring after the date of the Proxy Statement.